UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

Sports Entertainment Gaming Global Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5049 Edwards Ranch Rd., 4th Floor
Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(737) 787-3798

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEGG	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $2,300.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2026, Sports Entertainment Gaming Global Corporation. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State for the State of Delaware to amend the Company’s Amended Certificate of Incorporation to effect, effective as of 5:30 p.m. Eastern Time on July 31, 2026, a 7 for 1 reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.001 per share (“Common Stock”). At the effective time of the Reverse Stock Split, every seven shares of Common Stock either issued and outstanding or held as treasury stock will be automatically reclassified into one new share of Common Stock. The total number of shares of Common Stock authorized for issuance does not change as a result of the Reverse Stock Split. The Reverse Stock Split was approved by the Company’s stockholders at the Company’s 2025 annual meeting of stockholders held on February 9, 2026 (the “2025 Annual Meeting”). The Reverse Stock Split ratio was authorized by the board of directors of the Company (the “Board”) on July 29, 2026, in accordance with the 2025 Annual Meeting. The Common Stock will open for trading on The Nasdaq Stock Market LLC (“Nasdaq”) on a reverse split-adjusted basis on August 3, 2026, under the existing trading symbol “SEGG.”

The new CUSIP number for the Common Stock following the Reverse Stock Split is 54570M405. The par value per share of Common Stock will remain unchanged at $0.001. The Company’s publicly traded warrants will continue to be traded on Nasdaq under the symbol “LTRYW” and the CUSIP number for the warrants will remain unchanged.

In addition, as a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of Common Stock underlying the Company’s outstanding equity awards, the number of shares issuable upon the exercise of the Company’s outstanding warrants and the number of shares issuable under the Company’s equity incentive plans and certain existing agreements, as well as the exercise, grant and acquisition prices of such equity awards and warrants, as applicable.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split are entitled to a cash payment (without interest or deduction) in lieu thereof at a price equal to the fraction of one share to which the stockholder would otherwise be entitled multiplied by the closing price per share of Common Stock on Nasdaq on July 31, 2026, the date of the effective time of the Reverse Stock Split.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Sports Entertainment Gaming Global Corporation Amended Certificate of Incorporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sports Entertainment Gaming Global Corporation

By:	/s/ Robert J. Stubblefield
Name:	Robert J. Stubblefield
Title:	Interim Chief Executive Officer

July 30, 2026